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                     SUPPLEMENT TO THE OFFER TO PURCHASE

                         WEC ACQUISITION CORPORATION
                         A WHOLLY OWNED SUBSIDIARY OF
                             DANAHER CORPORATION

                     HAS INCREASED THE PRICE OF ITS OFFER
                     TO PURCHASE FOR CASH ALL OUTSTANDING
               COMMON SHARES (INCLUDING THE ASSOCIATED RIGHTS)
                                     AND
                    SERIES A CONVERTIBLE PREFERRED SHARES
                                      OF

                          ACME-CLEVELAND CORPORATION
                                      TO
                              $30 NET PER SHARE

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          THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
      NEW YORK CITY TIME ON JULY 2, 1996, UNLESS THE OFFER IS EXTENDED.
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                                                                  June 5, 1996

To Our Clients:

   Enclosed for your consideration is a Supplement, dated June 5, 1996 (the "Supplement"), to the Offer to Purchase, dated March 7, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") in connection with the Offer by WEC Acquisition Corporation, a Delaware corporation (the "Purchaser"), and a wholly owned subsidiary of Danaher Corporation, a Delaware corporation ("Parent"), to purchase all outstanding common shares, par value $1 per share, including the associated rights (the "Rights") issued pursuant to the Rights Agreement (the "Rights Agreement"), dated as of March 11, 1996, as amended, between the Company and Society National Bank, as Rights Agent (the "Common Shares"), and all outstanding Series A Convertible Preferred Shares, without par value (the "Preferred Shares" and, together with the Common Shares, the "Shares"), of Acme-Cleveland Corporation, an Ohio corporation (the "Company"), at a price of $30 per Share, net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase, as amended and supplemented by the Supplement.

   Shareholders whose certificates evidencing Shares ("Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other documents required by the Letter of Transmittal to the Depositary prior to the Expiration Date (as defined in the Supplement) or who cannot complete the procedure for delivery by book-entry transfer to the Depositary's account at a Book-Entry Transfer Facility (as defined in Section 2 of the Offer to Purchase) on a timely basis and who wish to tender their Shares must do so pursuant to the guaranteed delivery procedure described in Section 2 of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to a Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

   THE MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.




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   We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase, as amended and supplemented by the Supplement.

   Your attention is invited to the following:

       1. The tender price is $30 per Share, net to the seller in cash, without interest thereon.

       2. The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on July 2, 1996, unless the Offer is extended.

       3. The Offer is being made for all outstanding Shares.

       4. The Offer is conditioned upon, among other things, (1) there being validly tendered a number of Shares which, when added to the Shares beneficially owned by Parent, would represent at least a majority of the Shares outstanding on a fully diluted basis on the date of purchase and
    (2) the acquisition of Shares pursuant to the Offer being authorized by the shareholders of the Company pursuant to the Ohio Control Share Acquisition Law. See Section 9 of the Supplement.

       5. The Offer is not conditioned on the receipt of financing.

   Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.

   The Offer is made solely by the Offer to Purchase, the Supplement and the related Letter of Transmittal. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. Neither the Purchaser nor Parent is aware of any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. To the extent the Purchaser or Parent becomes aware of any state law that would limit the class of offerees in the Offer, the Purchaser will amend the Offer and, depending on the timing of such amendment, if any, will extend the Offer to provide adequate dissemination of such information to such holders of shares prior to the expiration of the Offer. In any jurisdiction the securities, blue sky or other laws of which require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

   Shareholders who have previously validly tendered and not properly withdrawn their Shares pursuant to the Offer are not required to take any further action, except as may be required by the procedure for guaranteed delivery if such procedure was utilized. If Shares are accepted for payment and paid for by the Purchaser pursuant to the Offer, such shareholders will receive, subject to the conditions of the Offer, the increased price of $30 per Share.

   If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form contained in this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.


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INSTRUCTIONS WITH RESPECT TO THE SUPPLEMENT TO THE OFFER TO PURCHASE FOR CASH
       ALL OUTSTANDING COMMON SHARES (INCLUDING THE ASSOCIATED RIGHTS)
                                     AND
                    SERIES A CONVERTIBLE PREFERRED SHARES
                                      OF
                          ACME-CLEVELAND CORPORATION

   The undersigned acknowledge(s) receipt of your letter dated June 5, 1996, and the Offer to Purchase, dated March 7, 1996, as amended and supplemented by the Supplement thereto, dated June 5, 1996 (the "Supplement"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), in connection with the Offer by WEC Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Danaher Corporation, a Delaware corporation ("Parent"), to purchase all outstanding common shares, par value $1 per share, including the associated rights (the "Rights") issued pursuant to the Rights Agreement (the "Rights Agreement"), dated as of March 11, 1996, as amended, between the Company and Society National Bank, as Rights Agent (the "Common Shares"), and all outstanding Series A Convertible Preferred Shares, without par value (the "Preferred Shares" and, together with the Common Shares, the "Shares"), of Acme-Cleveland Corporation, an Ohio corporation (the "Company"), at a price equal to $30 per Share, net to the seller in cash.

   This will instruct you to tender to the Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase, as amended and supplemented by the Supplement.

Number of Shares to be Tendered*
_____________  Shares

Account Number:
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Dated:__________________ , 1996

                                                          SIGN HERE
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                                               -------------------------------
                                                        Signature(s)

                                               -------------------------------

                                               -------------------------------
                                                Please type or print name(s)

                                               -------------------------------

                                               -------------------------------

                                               -------------------------------
                                                   Please type or print
                                                      address(es) here

                                               -------------------------------
                                               Area Code and Telephone Number

                                               -------------------------------
                                                 Taxpayer Identification or
                                                  Social Security Number(s)

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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